UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2010
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
We held our 2010 Annual Meeting of Stockholders on May 13, 2010. Our stockholders voted on four proposals at the meeting.
1)	Our stockholders elected nine directors to serve on our Board of Directors for a term of one year. The tabulation of votes with respect to each director nominee is as follows:

Nominee	For	Withheld
Gary D. Blackford	31,960,407	391,890
Carmen L. Diersen	31,987,968	364,329
Martin J. Emerson	23,197,688	9,154,609
Lawrence W. Hamilton	23,241,924	9,110,373
Gary D. Henley	31,959,924	392,373
John L. Miclot	32,004,707	347,590
Amy S. Paul	31,975,118	377,179
Robert J. Quillinan	31,464,266	888,031
David D. Stevens	22,916,188	9,436,109
     There were no broker non-votes on the proposal to elect directors.
2)	Our stockholders approved the amendment to our 2009 Equity Incentive Plan. There were 29,738,992 votes for, 2,405,755 votes against, 207,550 votes abstaining from, and no broker non-votes on the proposal.
3)	Our stockholders approved the material terms of our 2010 Executive Performance Incentive Plan. There were 31,464,019 votes for, 694,453 votes against, 193,825 votes abstaining from, and 1,499,273 broker non-votes on the proposal.
4)	Our stockholders ratified the selection of KPMG LLP as our independent auditor for the year ending December 31, 2010. There were 32,823,277 votes for, 1,014,165 votes against, 14,128 votes abstaining from, and no broker non-votes on the proposal.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2010

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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